                                                                   EXHIBIT 10.27







                    MASTER POWER PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                           ENRON POWER MARKETING, INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
         (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)



                           Dated as of January 3, 1996













               ACKNOWLEDGEMENT REGARDING CONFIDENTIAL INFORMATION:

     Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation) (the "Company") acknowledges that certain confidential information is contained throughout the Master Power Purchase and Sale Agreement and the Exhibits attached thereto and therefore such confidential information has been omitted from the copy filed with this Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and an asterisk (*) has been inserted indicating such omission at the exact place in the Agreement and the Exhibits where such confidential information has been omitted. A copy of this Agreement without any omission of confidential information has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                           ENRON POWER MARKETING, INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
         (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)


                                TABLE OF CONTENTS             PAGE


ARTICLE 1     DEFINITIONS. . . . . . . . . . . . . . . . . . .  2

ARTICLE 2     SCOPE OF AGREEMENT AND TERM. . . . . . . . . . .  2
        2.1   Transactions . . . . . . . . . . . . . . . . . .  2
        2.2   Confirmations. . . . . . . . . . . . . . . . . .  2
        2.3   Effective Date . . . . . . . . . . . . . . . . .  3

ARTICLE 3     TRANSACTIONS . . . . . . . . . . . . . . . . . .  3
        3.1   General Obligations of Seller and Buyer. . . . .  3
        3.2   Transmission and Scheduling. . . . . . . . . . .  4
        3.3   Title and Risk of Loss . . . . . . . . . . . . .  4
        3.4   Failure to Deliver or Receive. . . . . . . . . .  4
        3.5   Sales by OPC . . . . . . . . . . . . . . . . . .  5
        3.6   Sales by EPMI. . . . . . . . . . . . . . . . . .  9
        3.7   Transformer and Transmission Loss Adjustments. .  9
        3.8   SEPA Energy. . . . . . . . . . . . . . . . . . . 10
        3.9   Imbalances and Regulation Deviation Errors . . . 10
        3.10  Non-Territorial Contractual Delivery Obligations 11

ARTICLE 4     PRICE. . . . . . . . . . . . . . . . . . . . . . 11
        4.1   OPC's Contract Price . . . . . . . . . . . . . . 11
        4.2   EPMI's Contract Price. . . . . . . . . . . . . . 11
        4.3   Amounts Due to OPC and EPMI. . . . . . . . . . . 11
        4.4   Netting of Payment Obligations . . . . . . . . . 14
        4.5   Amendments, Modifications of OPC Contracts . . . 15

ARTICLE 5     CONFIDENTIAL INFORMATION . . . . . . . . . . . . 15
        5.1   Prior Confidentiality Agreement
               Superseded; Authorization to Use
                 Information . . . . . . . . . . . . . . . . . 15
        5.2   Authorized Disclosure. . . . . . . . . . . . . . 15
        5.3   Return of Confidential Information . . . . . . . 16
        5.4   Right to Remedies. . . . . . . . . . . . . . . . 16
        5.5   Georgia Trade Secrets Act. . . . . . . . . . . . 17

ARTICLE 6     RECORDS. . . . . . . . . . . . . . . . . . . . . 17
        6.1   Records of Transactions. . . . . . . . . . . . . 17

ARTICLE 7     BILLING AND PAYMENT. . . . . . . . . . . . . . . 17
        7.1   Billing Statements . . . . . . . . . . . . . . . 17
        7.2   Offset of Payment Obligations. . . . . . . . . . 17
        7.3   Payments . . . . . . . . . . . . . . . . . . . . 18
        7.4   Audit Rights . . . . . . . . . . . . . . . . . . 18

        7.5   Subsequent Payment Adjustments . . . . . . . . . 18

ARTICLE 8     TAXES. . . . . . . . . . . . . . . . . . . . . . 19
        8.1   Seller's Obligation. . . . . . . . . . . . . . . 19
        8.2   Buyer's Obligation . . . . . . . . . . . . . . . 19
        8.3   Exemption Certificates . . . . . . . . . . . . . 19

ARTICLE 9     INDEMNIFICATION AND REMEDIES . . . . . . . . . . 19
        9.1   General Indemnity. . . . . . . . . . . . . . . . 19
        9.2   Limitation on Remedies . . . . . . . . . . . . . 19
        9.3   Duty to Mitigate . . . . . . . . . . . . . . . . 20
        9.4   DISCLAIMER . . . . . . . . . . . . . . . . . . . 20
        [                                                        ]*

ARTICLE 10    REPRESENTATIONS AND WARRANTIES . . . . . . . . . 20
        10.1  Mutual Representations . . . . . . . . . . . . . 20
        10.2  Additional OPC Representations . . . . . . . . . 21
        10.3  Additional EPMI Representations. . . . . . . . . 21
        10.4  Good Title . . . . . . . . . . . . . . . . . . . 21
        10.5  Continuing Representations and Warranties. . . . 22

ARTICLE 11    DEFAULTS AND REMEDIES. . . . . . . . . . . . . . 22
        11.1  Events of Default. . . . . . . . . . . . . . . . 22
        11.2  Early Termination; Remedies. . . . . . . . . . . 22
        11.3  Special Early Termination Right. . . . . . . . . 23
        11.4  Failure to Pay . . . . . . . . . . . . . . . . . 23
        11.5  Effect of Regulation . . . . . . . . . . . . . . 23

ARTICLE 12    FORCE MAJEURE. . . . . . . . . . . . . . . . . . 24
        12.1  Effect of Force Majeure. . . . . . . . . . . . . 24

ARTICLE 13    MISCELLANEOUS. . . . . . . . . . . . . . . . . . 24
        13.1  Assignment . . . . . . . . . . . . . . . . . . . 24
        13.2  Notices. . . . . . . . . . . . . . . . . . . . . 24
        13.3  Applicable Law . . . . . . . . . . . . . . . . . 25
        13.4  Survival of Obligations. . . . . . . . . . . . . 25
        13.5  Entire Agreement . . . . . . . . . . . . . . . . 25
        13.6  No Partnership . . . . . . . . . . . . . . . . . 25
        13.7  Amendment. . . . . . . . . . . . . . . . . . . . 25
        13.8  Third Parties. . . . . . . . . . . . . . . . . . 25
        13.9  Waiver . . . . . . . . . . . . . . . . . . . . . 25
        13.10 Character of Transactions. . . . . . . . . . . . 25
        13.11 Severability . . . . . . . . . . . . . . . . . . 25
        13.12 Interpretation . . . . . . . . . . . . . . . . . 26
        13.13 Headings . . . . . . . . . . . . . . . . . . . . 26
        13.14 Counterparts . . . . . . . . . . . . . . . . . . 26

EXHIBITS
- --------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                           ENRON POWER MARKETING, INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
         (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)



              This Master Power Purchase and Sale Agreement dated as of January 3, 1996 ("Master Agreement," and together with all Transactions, collectively, this "Agreement"), is entered into by and between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), a corporation organized and existing under Title 46 of the Official Code of Georgia Annotated ("OPC"), and Enron Power Marketing, Inc., a corporation organized and existing under the laws of the State of Delaware ("EPMI").

                                   WITNESSETH

        WHEREAS, OPC is an electric generation and transmission corporation which operates on a cooperative basis and which supplies the electric requirements of the EMCs for the operation of their respective electric distribution systems pursuant to the EMC Contracts;

        WHEREAS, OPC also has entered into OPC Off-System Sales Contracts listed on Exhibit 3.5.2 and may, subject to the terms of this Agreement, enter into additional OPC Off-System Sales Contracts with third parties from time to time;

        WHEREAS, EPMI is a power marketer authorized by the Federal Energy Regulatory Commission to purchase and sell electric energy for resale at negotiated rates pursuant to EPMI's Rate Schedule No. 1 under orders issued in ENRON POWER MARKETING, INC., 65 FERC PARA 61,305 (1993) and 66 FERC PARA 61,244
(1994);

        WHEREAS, OPC desires to purchase Electric Energy in order to supply the electric requirements of the EMCs pursuant to the terms of the EMC Contracts and to satisfy its obligations under the OPC Off-System Sales Contracts and, after soliciting proposals from various potential suppliers and duly evaluating their proposals, has selected EPMI for such purpose during the Term of this Agreement;

        WHEREAS, EPMI desires to purchase Electric Energy from OPC for resale
(i) to OPC at prices consistent with this Agreement and (ii) to third parties at negotiated prices;

        WHEREAS, the Parties believe that their respective objectives can be achieved if OPC sells to EPMI all of the Electric Energy OPC is obligated to take or purchase from Must

Run Resources and offers to sell to EPMI all of the other Electric Energy which OPC is entitled to take or purchase, as more specifically set forth herein, and EPMI agrees to supply OPC with Electric Energy it has purchased from OPC or from other sources;

        WHEREAS, the Parties understand and acknowledge that EPMI shall have and shall use Confidential Information in the course of satisfying its obligations under, and in implementing the terms and conditions of, this Agreement and the Parties desire to protect the Confidential Information in accordance with the provisions of this Master Agreement instead of pursuant to that certain Confidentiality Agreement entered into by the Parties, dated as of December 8, 1995; and

        WHEREAS, EPMI and OPC desire that with respect to the subject matter of this Agreement, this Agreement shall supersede and replace any and all prior agreements between them, including that certain Interchange Agreement dated March 1, 1995, and that certain agreement dated November 17, 1995.

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, OPC and EPMI hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Appendix A hereto.

                                    ARTICLE 2
                           SCOPE OF AGREEMENT AND TERM

        2.1 TRANSACTIONS. The Parties shall enter into Transactions for the purchase or sale of Electric Energy hereunder. Each Transaction shall be effectuated and evidenced in accordance with this Master Agreement and shall constitute a part of this Agreement. The Parties are relying upon the fact that all Transactions, together with this Master Agreement, shall constitute a single integrated agreement, and that the Parties would not otherwise enter into any Transactions. Any conflict between this Master Agreement and a Transaction shall be resolved in favor of this Master Agreement. This Master Agreement shall govern all Transactions between the Parties from and after the Effective Date unless expressly stated otherwise.

          2.2 CONFIRMATIONS. Each Transaction shall be effectuated and evidenced by (i) a recorded telephone conversation between the Parties whereby an offer and acceptance shall constitute the agreement of the Parties or (ii) a Transaction Agreement executed by the Parties (including by facsimile or counterparts). The specific terms to be established and agreed upon by the Parties shall include the Period of Delivery, the Contract Price, the Delivery Point(s), the Contract Quantity and such other terms as the Parties shall agree that are not in conflict with this Master Agreement; PROVIDED, HOWEVER, that the Parties may modify the Contract Price, Contract Quantity and Delivery Points with respect to the purchase and sale of Electric Energy pursuant to the terms of this Master Agreement. EPMI may confirm a Transaction by forwarding to OPC a Confirmation substantially in the form of Exhibit 2.2 hereto, which shall be executed by OPC (with any objections noted thereon) and returned to EPMI within two Business Days or else be deemed correct as sent; PROVIDED, HOWEVER, that failure to send a Confirmation shall not invalidate any Transaction agreed to by the Parties. The Parties agree not to contest or assert any defense to the validity or enforceability of telephonic Transactions entered into in accordance with this Master Agreement under Laws relating to whether certain agreements are to be in writing or signed by the Party to be thereby bound, or the authority of any employee of such Party to enter into a Transaction. Each Party consents to the recording of its representatives' telephone conversations without any further notice. All recordings may be introduced into evidence to prove oral agreements between the Parties.

        2.3 EFFECTIVE DATE. This Master Agreement shall become effective on the date first written above (the "Effective Date"), provided that the delivery of Electric Energy pursuant to this Master Agreement shall commence at one minute prior to 12:01 a.m. EPT on January 4, 1996 ("Commencement Date"), and shall remain in effect until one second prior to 12:00 midnight EPT on April 30, 1996 (the "Termination Date") unless earlier terminated pursuant to this Master Agreement (the "Term"); PROVIDED, HOWEVER, that all Transactions shall terminate no later than the Termination Date. The Term may be extended upon terms mutually agreeable to the Parties and subject to approval of the RUS, if required. The applicable provisions of this Master Agreement shall continue in effect after the Termination Date in accordance with Section 13.4 hereof.

                                    ARTICLE 3
                                  TRANSACTIONS

        3.1 GENERAL OBLIGATIONS OF SELLER AND BUYER. With respect to each Transaction, Seller shall sell and deliver, or cause to be delivered, and Buyer shall receive, or cause to be received, at the Delivery Point(s) the Contract Quantity, and Buyer shall pay Seller the Contract Price, as adjusted in accordance with Article 4 hereof. Except as otherwise specifically addressed in
Section 3.7 hereof, Seller
shall be responsible for any costs or charges imposed on or associated with the delivery of the Contract Quantity (including control area services, transmission losses and loss charges relating to the transmission of the Contract Quantity) up to the Delivery Point. Except as otherwise specifically addressed in Section
3.7 hereof, Buyer shall be responsible for any costs or charges imposed on or associated with the Contract Quantity (including control area services, transmission losses and loss charges relating to the transmission of the Contract Quantity) at and from the Delivery Point.

        3.2 TRANSMISSION AND SCHEDULING. (a) Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to deliver the Contract Quantity to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Contract Quantity at the Delivery Point. Each Party shall designate authorized representatives to effect the Scheduling of the Contract Quantity required to be delivered and received pursuant to a Transaction. Each Party shall promptly notify the other of any differences between Scheduled quantities and actual quantities delivered and received.

              (b) Notwithstanding the foregoing, with respect to Transactions involving or relating to transmission service on the ITS, OPC shall be responsible for transmission service and shall arrange for any Scheduling with Georgia Power Company in accordance with EPMI's requests. For Delivery Points which are Points of Interconnection, at EPMI's request OPC shall Schedule [
           ]* transfer capability of OPC's allocation entitlement at each interface set forth on Exhibit 3.2.

        3.3 TITLE AND RISK OF LOSS. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Contract Quantity prior to the Delivery Point and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Contract Quantity at and from the Delivery Point. Title to and risk of loss of the Contract Quantity shall transfer from Seller to Buyer at the Delivery Point.

          3.4 FAILURE TO DELIVER OR RECEIVE. (a) Unless excused by Force Majeure or the failure of Buyer's performance, if Seller fails to deliver, or cause to be delivered, the Contract Quantity, Seller shall pay Buyer, on the date payment would otherwise be due, an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by subtracting (i) the Contract Price for that portion of the Contract Quantity which was not delivered from (ii) the Replacement Price.

- ------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

"Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases substitute Electric Energy not delivered by Seller (plus any additional transmission charges incurred by Buyer, if any, to the Delivery Point), including, for example, charges incurred by the Buyer in respect of purchases of Electric Energy pursuant to Section 3.4(c) hereof, or absent a purchase, the market price for such quantity at the Delivery Point as determined by Buyer in a commercially reasonable manner.

              (b) Unless excused by Force Majeure or the failure of Seller's performance, if Buyer fails to receive, or cause to be received, the Contract Quantity, Buyer shall pay Seller, on the date payment would otherwise be due, an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by subtracting (i) the Sales Price from (ii) the Contract Price for that portion of the Contract Quantity which was not received. "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells the Electric Energy not received by Buyer (less any additional transmission charges incurred by Seller, if any, from the Delivery Point to the point of sale), including, for example, charges incurred by Seller in respect of sales of Electric Energy pursuant to the CSA, or, absent a resale, the market price for such quantity at the Delivery Point, as determined by Seller in a commercially reasonable manner.

              (c) If the Electric Energy supplied by EPMI in any hour is less than OPC Load or if the Electric Energy supplied by OPC in any hour is less than the amount of OPC Energy Properly Requested by EPMI, the deficiency may be corrected by a purchase by OPC from Georgia Power Company pursuant to the applicable schedule of the CSA. Unless excused by Force Majeure, the charge for such purchase shall be borne by OPC if the deficiency is caused by OPC's failure to make available the OPC Energy that EPMI Properly Requested, or by EPMI if the deficiency is caused by EPMI's failure to make available from sources other than OPC Resources the difference between the OPC Load and OPC Energy that EPMI Properly Requested to be delivered to OPC.

        3.5 SALES BY OPC. For each hour of the Term, OPC shall promptly inform EPMI of the OPC Resources that are available for the delivery of OPC Energy, including nuclear OPC Resources and other "must run" resources which are listed on Exhibit 3.5 hereto ("Must Run Resources") and dispatchable resources.


              3.5.1 MUST RUN RESOURCES. OPC shall sell and EPMI shall purchase all of the OPC Energy associated with Must Run Resources that are available during each hour of the Term. OPC shall use commercially reasonable efforts to make Must Run Resources available for the production and sale of OPC Energy to EPMI during the Term, subject to the terms, conditions and limitations, if any, contained in the OPC Contracts.

              3.5.2 DISPATCHABLE OPC RESOURCES. With respect to OPC Resources other than Must Run Resources, OPC shall offer to sell to EPMI on an exclusive basis and EPMI shall have the exclusive right, but not the obligation, to purchase from OPC any OPC Energy that is available during each hour of the Term; PROVIDED, HOWEVER, that OPC shall be permitted to make OPC Off-System Sales pursuant to the OPC Off-System Sales Contracts, which Electric Energy shall be provided to OPC by EPMI pursuant to Section 3.6 and at the prices set forth in Section 4.2 hereof. OPC shall use commercially reasonable efforts to make such dispatchable OPC Resources available for the production and sale of OPC Energy to EPMI during the Term, subject to the terms, conditions and limitations, if any, contained in the OPC Contracts. EPMI shall effect the acceptance of an OPC offer pursuant to the first sentence of this
        Section 3.5.2 by complying with the procedures set forth in Section 2.2 hereof. Except with respect to the power purchasers under the OPC Off-System Sales Contracts listed on Exhibit 3.5.2, OPC shall not be permitted to make off-system sales of Electric Energy during the Term to parties other than EPMI without the prior consent of EPMI.

              3.5.3 OPC CONTRACTS, RESOURCES AND COSTS. OPC shall be responsible for compliance with the OPC Contracts and shall take such rights and obligations into consideration when entering into Transactions to sell Electric Energy to EPMI. Nothing in this Agreement shall be construed to assign, impose or otherwise transfer any rights or obligations under such agreements to EPMI and OPC shall retain all of its rights and obligations, including but not limited to its obligation to maintain generation and transmission system stability and reliability. Notwithstanding any other provision of this Agreement, OPC shall not be required to take any action inconsistent with its rights and obligations under either the OPC Contracts or the NERC or SERC guidelines. Nothing in this Agreement shall affect the rights or obligations of the parties to the EMC Contracts. OPC acknowledges and agrees that EPMI requires information concerning OPC Contracts, OPC Resources, OPC Load and Energy Cost in order to satisfy EPMI's obligations hereunder. OPC has delivered to EPMI the following information: (i) a list of all OPC Resources and OPC Contracts and any proposed or pending amendments to the OPC Contracts, which list is attached as Exhibit 3.5.3(i) hereto; (ii) a statement of the expected availability and the transformer loss factor of each OPC Resource, including nuclear generating units, which statement is attached as Exhibit 3.5.3(ii) hereto; and (iii) a schedule of the Energy Costs expected to apply to Electric Energy produced by each OPC Resource during the Term ("Forecast Energy Costs"), which schedule is attached as
        Exhibit 3.5.3(iii) hereto. OPC hereby agrees to update such information promptly as new information becomes available to OPC during the Term and to promptly provide such updated information to EPMI.

              3.5.4 SCHEDULING. The Parties agree to adopt procedures to facilitate EPMI's ability on an hourly basis to purchase OPC Energy.
        The Parties shall also establish procedures whereby OPC shall communicate to EPMI on an hourly basis the availability of, and estimated Energy Cost for, each OPC Resource, as such availability and Energy Cost may change from time to time and the projected OPC Load. Upon communication of such information, EPMI shall Properly Request the amounts of Electric Energy that EPMI desires to purchase from each such OPC Resource in excess of its obligation to purchase OPC Energy from Must Run Resources. In each hour of the Term, OPC shall sell and deliver, or cause to be delivered, and EPMI shall purchase and receive, or cause to be received, the sum of (i) OPC Energy that is attributable to Must Run Resources and (ii) other OPC Energy that EPMI Properly Requests for purchase during that hour. The Period of Delivery for OPC Energy purchased by EPMI from OPC Resources other than Must Run Resources shall be as specified by EPMI. OPC shall be responsible for Scheduling transmission service as provided in Section 3.2 hereof.

              3.5.5 DELIVERY POINTS. EPMI, in its reasonable discretion, shall specify one or more Delivery Points for the OPC Energy for each Transaction in which EPMI is Buyer. OPC shall use commercially reasonable efforts to accommodate Delivery Point designations by EPMI consistent with OPC's interests and rights in the ITS and the terms, conditions and limitations, if any, under the OPC Contracts. OPC shall promptly inform EPMI of any transmission constraints or other impediments to satisfying EPMI's Delivery Point designations so that EPMI may notify OPC of appropriate changes to, or the amount of OPC Energy to be delivered at, such Delivery Points.

              3.5.6 DEEMED ENERGY COST IN THE EVENT OF OPC FAILURE TO DELIVER FROM CERTAIN OPC RESOURCES. In the event that an OPC Resource is available for the production of OPC Energy during an hour, EPMI Properly Requests OPC Energy therefrom and, contrary to EPMI's request, OPC delivers OPC Energy to EPMI from another OPC Resource, then the Energy Cost for the OPC Energy made available shall be deemed [


                                                              ]*.  The foregoing
        provision shall not apply in the event that OPC shall demonstrate (either before or after the fact) that its failure to deliver OPC Energy from the OPC Resource Properly Requested by EPMI is or was a direct result of a reasonable determination made by OPC, acting in good faith after consultation with EPMI to the extent reasonably practicable, that failure to comply with EPMI's request was reasonably required to assure the stability and reliability of OPC's generation and transmission system; [


                                              ]*.  OPC shall use commercially
        reasonable efforts to provide EPMI with advance notice of possible transmission constraints, voltage deterioration or similar system events or occurrences that might result in a prospective failure by, or inability of, OPC to Schedule or deliver OPC Energy Properly Requested by EPMI, either as a result of EPMI's request for OPC Energy or otherwise, such that EPMI, to the extent practicable, shall be able to select whether to modify the OPC Resources from which it desires to receive OPC Energy (or the amount thereof) consistent with the good-faith and reasonable stability or reliability concerns of OPC or, alternatively, to bear the risk of acquiring OPC Energy from its originally designated OPC Resource; PROVIDED, HOWEVER, that it is specifically agreed by the Parties that in the event EPMI affirms its originally designated request for OPC Energy from a specific OPC Resource or does not modify its request consistent with the good-faith and reasonable recommendations of OPC and, as a result thereof, OPC incurs additional incremental costs that would not have been incurred in the absence of OPC complying with EPMI's request, such amounts (including charges under the CSA) shall be reimbursed by EPMI to OPC.

              3.5.7 EMISSION ALLOWANCES. At no cost to EPMI, OPC shall remain responsible for the surrender of all emission allowances required to operate the Hal B. Wansley Plant (Units 1 and 2) and other jointly-owned OPC generating resources and to effect the purchase of energy


- ---------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

        under the block power purchase and sale agreement between OPC and Georgia Power Company. EPMI shall not be deemed to have acquired any sulfur-free generation for use in a reduced utilization plan by reason of entering into this Agreement.

        3.6 SALES BY EPMI. In each hour of the Term, EPMI shall sell and deliver, or cause to be delivered, and OPC shall purchase and receive, or cause to be received, an amount of Electric Energy equal to the sum of the OPC Load and the OPC Off-System Sales in that hour. EPMI's obligation to supply OPC with Electric Energy for the purpose of serving OPC Load shall be treated as a single agreement for which no further authorization or request by OPC other than this Master Agreement shall be required; PROVIDED, HOWEVER, that OPC shall be responsible for providing certain ongoing load following, Scheduling and related ancillary services necessary to effect the sales of Electric Energy by EPMI to OPC.

              3.6.1 DELIVERY POINTS. EPMI, in its reasonable discretion, shall specify one or more Delivery Points for the Electric Energy for each Transaction in which EPMI is Seller. OPC shall use commercially reasonable efforts to accommodate Delivery Point designations by EPMI consistent with OPC's interests and rights in the ITS and the terms, conditions and limitations, if any, under the OPC Contracts. OPC shall promptly inform EPMI of any transmission constraints or other impediments to satisfying EPMI's Delivery Point designations so that EPMI may notify OPC of appropriate changes to, or the amount of Electric Energy to be delivered at, such Delivery Points.

        3.7  TRANSFORMER AND TRANSMISSION LOSS ADJUSTMENTS.

              (a) With respect to Transactions in which EPMI purchases OPC Energy from an OPC Resource that is a generating plant which interconnects directly into the ITS, EPMI shall provide for the transformer losses from the generator to Level B-1. This shall be effected by EPMI's purchase from OPC of an amount of MWh equal to the MWh that OPC delivers to Level B-1 divided by the loss factor stated on Exhibit 3.5.3(ii) for that particular OPC Resource.


              (b) For purposes of supplying OPC with Electric Energy to serve OPC Load, EPMI shall provide for transmission losses which shall be effected by EPMI delivering, or causing to be delivered, to OPC at one or more Delivery Points an amount of MWh equal to OPC Load divided by 1 minus the ITS Loss Factor, as determined pursuant to the ITSA, in effect at the time of each delivery. EPMI shall not be responsible for any other costs or charges imposed or associated with the delivery of Electric Energy pursuant to this
Section 3.7(b).

              (c) For purposes of supplying OPC with Electric Energy to satisfy OPC's Off-System Sales obligations, EPMI shall provide for transmission losses which shall be effected by EPMI delivering, or causing to be delivered, to OPC at one or more Delivery Points an amount of MWh equal to OPC Off-System Sales divided by 0.97.

              (d) For purposes of supplying Electric Energy to satisfy EPMI's sales obligations to third parties that accept delivery on the ITS or for delivery at Points of Interconnection, EPMI shall provide for transmission losses which shall be effected by EPMI delivering, or causing to be delivered, to OPC at one or more Delivery Points on the ITS an amount of MWh equal to the amount EPMI desires to receive at the Delivery Point divided by 0.97.

              (e) For purposes of supplying Electric Energy to permit OPC to pump water to the upper reservoir at the Rocky Mountain Pumped Storage Hydroelectric Generating Facility ("Rocky Mountain"), EPMI shall provide for transmission losses which shall be effected by EPMI delivering, or causing to be delivered, to OPC at one or more Delivery Points an amount of MWh equal to the amount delivered to Rocky Mountain divided by 0.97.

Except as set forth in this Section 3.7, EPMI shall not be responsible for other transmission costs or charges for ancillary services.

        3.8 SEPA ENERGY. Each of the EMCs is entitled to an allocation of hydroelectric power from SEPA, the cost of which is billed directly by SEPA to each EMC. OPC and EPMI agree that EPMI's obligation to serve the power supply requirements of OPC pursuant to this Agreement shall be reduced by the SEPA Energy Scheduled for delivery to the EMCs pursuant to the SEPA Contracts; PROVIDED, HOWEVER, that OPC shall Schedule delivery of SEPA Energy to the EMCs as requested by EPMI consistent with the CSA.

        3.9 IMBALANCES AND REGULATION DEVIATION ERRORS. (a) The Parties recognize that the actual OPC Load may vary in any hour even when the OPC Load has been reasonably forecast by EPMI and Electric Energy has been Scheduled as Properly Requested by EPMI. Such variances are expected to be accounted for pursuant to the CSA (which accounts for various types of imbalances and regulation deviation errors). If such imbalances and regulation deviation errors occur, EPMI shall pay the additional charges for which OPC is responsible pursuant to the CSA as a result thereof, and EPMI shall receive the benefit, if any, of any revenue or credit received by OPC pursuant to the CSA; PROVIDED, HOWEVER, that OPC shall be solely responsible for, and shall pay for charges, credits and revenues, if any, resulting from imbalances and regulation deviation errors resulting from a failure to supply Electric Energy as Properly Requested from EPMI.

        (b) In the event that OPC determines that there are material imbalances and regulation deviation errors which are causing problems in relationships between OPC and Georgia Power Company, OPC shall so notify EPMI, and the chief executive officers of OPC and EPMI shall meet to establish procedures to correct such problems.

        3.10  NON-TERRITORIAL CONTRACTUAL DELIVERY OBLIGATIONS.
For purposes of supplying Electric Energy to satisfy EPMI's sales obligations to third parties that accept delivery on the ITS or delivery at Points of Interconnection, EPMI shall be responsible for and shall pay charges arising from any Non-Territorial Contractual Delivery Obligations in the event and to the extent such charges are imposed on and paid by OPC pursuant to the ITSA.

                                    ARTICLE 4
                                      PRICE

        4.1 OPC'S CONTRACT PRICE. Subject to Section 4.3 hereof, the Contract Price for Electric Energy sold by OPC to EPMI shall be the Energy Cost for OPC Energy that EPMI Properly Requests.

        4.2 EPMI'S CONTRACT PRICE. Subject to Section 4.3 hereof, (i) with respect to sales of Electric Energy by EPMI to OPC relating to OPC Load, the
Contract Price shall be equal to [       ]*, as adjusted pursuant to
Exhibit 4.2 hereto if the ITS Loss Factor is reduced from 4.1931% to 3.7271% ("EPMI Sales Price"), and (ii) with respect to sales of Electric Energy by EPMI to OPC relating to OPC Off-System Sales, the Contract Price shall be as agreed to by the Parties (the "EPMI Off-System Sales Price"); PROVIDED, HOWEVER, that if the ITS Loss Factor is adjusted to be other than 4.1931% or 3.7271%, then EPMI and OPC agree to promptly negotiate in good faith an acceptable adjustment to the EPMI Sales Price; and PROVIDED, FURTHER, that with respect to the OPC Off-System Sales Contracts listed on Exhibit 3.5.2 hereto, EPMI and OPC have agreed that the Contract Price shall be equal to [
    ]*.

        4.3 AMOUNTS DUE TO OPC AND EPMI. Each month OPC shall charge EPMI an amount equal to the aggregate Energy Costs attributable to the OPC Energy that is Properly Requested by EPMI, including amounts, if any, owing under the CSA. Each month EPMI shall charge OPC an amount equal to the product of (i) the OPC Load purchased by OPC during the month and (ii) the EPMI Sales Price, PLUS an amount equal to the product of (i) each OPC Off-System Sales quantity purchased by OPC from EPMI during the month and (ii) the EPMI Off-System Sales Price applicable to each


- -------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

such OPC Off-System Sale; PROVIDED, HOWEVER, that the amounts so determined shall be subject to the following adjustments:

              4.3.1 AVAILABILITY OF NUCLEAR OPC RESOURCES. (a) The EPMI Sales Price has been computed based upon certain assumptions relating to the expected availability of the nuclear OPC Resources during the Term. Such price assumes cumulative availability (measured in MWh) of 1,055,419 MWh for Plant Hatch (Units 1 and 2 combined) and 1,597,982 MWh for Plant Vogtle (Units 1 and 2 combined) for such period, as reflected on Exhibit 4.3.1 hereof. Adjustments to the amounts otherwise due to EPMI or OPC shall be made to reflect and to take into account any deviation between the expected availability of Plant Hatch and Plant Vogtle, respectively, and the actual availability of such nuclear OPC Resources. If Plant Hatch or Plant Vogtle generates Electric Energy in excess of the assumed MWh availability, additional amounts (as described below) shall be payable by EPMI to OPC; alternatively, if Plant Hatch or Plant Vogtle generates Electric Energy less than the expected MWh availability, then OPC shall owe additional amounts (as described below) to EPMI.

              (b) If the total actual OPC nuclear generation (in MWh) ("Total Actual OPC Nuclear Generation") for Plant Hatch or Plant Vogtle, respectively, shall exceed the total expected OPC nuclear generation (in
        MWh) ("Total Expected OPC Nuclear Generation") for the respective generation facilities ("Excess Generation"), then EPMI shall pay to OPC an amount equal to the product of: (i) the amount of such Excess
        Generation and (ii)         [         ]* if the nuclear OPC Resource
        that shall have experienced Excess Generation is Plant Hatch and
         [        ]* if the nuclear OPC Resource that shall have experienced
        Excess Generation is Plant Vogtle. If the Total Actual OPC Nuclear Generation for Plant Hatch or Plant Vogtle is less than the Total Expected OPC Nuclear Generation for the respective plants ("Generation Shortfall"), regardless of whether the Generation Shortfall results from or is the result of a scheduled or forced outage, a limited load operating condition or other event or condition that adversely affects the availability of such nuclear OPC Resource, then OPC shall pay to EPMI an amount equal to the product of: (i) the Generation Shortfall
        and (ii) [      ]* if the nuclear OPC Resource that shall have
        suffered a Generation Shortfall is Plant Hatch and [       ]* if the
        nuclear OPC Resource that shall have suffered a Generation Shortfall is Plant Vogtle.

              (c) The Total Actual OPC Nuclear Generation for Plant Hatch and Plant Vogtle shall be compared to the

- -----------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

        Total Expected OPC Nuclear Generation for Plant Hatch and Plant
        Vogtle, respectively, computed on a cumulative basis from the Commencement Date; PROVIDED, HOWEVER, that as set forth on Exhibit 4.3.1 hereof, the differences between the Total Actual OPC Nuclear Generation and the Total Expected Nuclear Generation at the end of each month during the Term shall be settled financially between OPC and EPMI on a monthly basis.

              (d)    Exhibit 4.3.1 sets forth the intended operation of this
        Section 4.3.1, reflecting possible variances in availability (in MWh) on a month-to-month basis, resulting in payments between the Parties on account of Excess Generation in certain months and Generation Shortfalls in others.

              4.3.2 DEVIATION FROM FORECAST ENERGY COSTS. As soon as reasonably practicable after the end of each month, OPC shall compare the actual average monthly Energy Cost for each of the OPC Resources with the Forecast Energy Cost for each such OPC Resource as shown on
        Exhibit 3.5.3(iii) hereto.  If the actual average monthly Energy Cost
        exceeds [   ]* of the Forecast Energy Cost for any of the OPC
        Resources during the month, then the amount otherwise due EPMI pursuant to this Section 4.3 shall be increased by an amount equal to the product of (i) the amount of the actual average monthly Energy Cost of any OPC Resource in excess of [ ]* of the Forecast Energy Cost of such OPC Resource for such month and (ii) the Electric Energy Properly Requested by EPMI from such OPC Resource during such month. No adjustment shall be made to the extent that the actual average monthly Energy Cost does not exceed [ ]* of the Forecast Energy Cost for an OPC Resource during any month. EPMI may, from time to time, provide for the cost of fuel for the account of OPC in order to permit the owner of Hartwell Units 1 and 2 ("Hartwell") to produce Electric Energy and, consequently, no adjustment shall be made to Energy Cost under this Section 4.3.2 for Hartwell.

              4.3.3 FIXED MONTHLY PAYMENTS BY EPMI TO OPC. EPMI shall pay to OPC an amount equal to the Fixed Monthly Payment for the applicable month during the Term, as specified on Exhibit 4.3.3 hereof, which payments shall be payable in accordance with Section 7.3 hereof without regard to, INTER ALIA, the source of Electric Energy Properly Requested or purchased by EPMI pursuant to Section 3.5 hereof or the amount of Electric Energy sold by EPMI to OPC pursuant to Section 3.6 hereof. The Fixed Monthly Payments are intended to pay the estimated variable operation and maintenance expenses of OPC; PROVIDED, HOWEVER, that if OPC's actual variable operation and maintenance expenses exceed the amount of

- --------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

        the Fixed Monthly Payments, EPMI shall have no liability with respect to such excess expenses.

              4.3.4 ROCKY MOUNTAIN "TRUE-UP" ADJUSTMENT. On the Commencement Date and at the end of the Term, OPC shall determine the water level in the upper reservoir of Rocky Mountain to determine the estimated megawatt hours of generation in storage in accordance with
        Exhibit 4.3.4, column 1 (Upper Reservoir Level Ft.) and column 4 (estimated MWh in Storage Generating). In the event that the beginning megawatt hours minus the ending megawatt hours is positive, then EPMI shall pay OPC this difference (in MWh) times the EPMI Sales Price in effect for the last month of the Term. In the event that the beginning megawatt hours minus the ending megawatt hours is negative, then OPC shall pay EPMI an amount equal to this difference (in MWh) times the EPMI Sale Price in effect for the last month of the Term.

              4.3.5 LPMI CONTRACT ADJUSTMENT. Pursuant to Section 4.2 hereof, EPMI has agreed to sell Electric Energy to OPC at a Contract Price equal to the price at which OPC is obligated to sell Electric Energy to LPMI pursuant to that certain power purchase and sale agreement between LPMI and OPC listed on Exhibit 3.5.2 hereto. In
        consideration thereof, OPC shall pay to EPMI the sum of [    ]*;
        [    ]* of which shall be payable for the month of January and
        [    ]* shall be payable for the month of February.  Such amounts shall be credited to EPMI in the form of an offset against the amounts of the Fixed Monthly Payments due to OPC from EPMI pursuant to Section 4.3.3 hereof for the months of January and February, 1996.

              4.3.6 CERTAIN SALES FOR RESALE. The Parties understand and agree that the EPMI Sales Price applies to all Electric Energy required to enable OPC to satisfy its obligations under the EMC Contracts to meet the requirements of each of the EMCs for the operation of their electric distribution systems, including serving the "customer choice" customers which are not situated within the territorial service area of any such EMC; PROVIDED, HOWEVER, that if, on or after the Effective Date, an EMC enters into a contract with a customer for the sale of Electric Energy for resale, the EPMI Sales Price for Electric Energy sold to OPC to serve such wholesale sale by such EMC shall be adjusted to cover the actual cost of such Electric Energy. OPC and EPMI shall negotiate to determine the actual cost of providing such Electric Energy.

        4.4 NETTING OF PAYMENT OBLIGATIONS. The Parties shall satisfy their respective financial obligations to each other by

- -------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

netting the amounts due to OPC from EPMI against amounts due to EPMI from OPC hereunder, subject to the provisions of Section 7.2.

        4.5 AMENDMENTS, MODIFICATIONS OF OPC CONTRACTS. The Parties agree and understand that the EPMI Sales Price is based upon and reflects the OPC Contracts in effect on the Effective Date and the pending or proposed amendments thereto, if any, which are listed on Exhibit 3.5.3(i). In the event that additional amendments or modifications to the OPC Contracts become effective and, as a result thereof, the economic return anticipated to be derived by EPMI pursuant to this Agreement would reasonably be expected to be materially and adversely affected, EPMI and OPC agree to negotiate in good faith modifications to this Agreement in order to substantially preserve the economic return that would have been derived by EPMI in the absence of such amendments or modifications.

                                    ARTICLE 5
                            CONFIDENTIAL INFORMATION

        5.1 PRIOR CONFIDENTIALITY AGREEMENT SUPERSEDED; AUTHORIZATION TO USE INFORMATION. The Parties expressly agree that that certain Confidentiality Agreement entered into by the Parties dated as of December 8, 1995, automatically and immediately and with no further action by the Parties shall terminate as of the Effective Date of this Master Agreement. OPC expressly authorizes and grants its consent to EPMI to use Confidential Information, whether acquired before or after the Effective Date, pertaining to, without limitation, OPC, OPC Resources, OPC Load, OPC Off-System Sales and the EMCs, for the purpose of exercising EPMI's rights under this Agreement, including EPMI's right to buy Electric Energy from OPC or any other person and to sell Electric Energy to OPC or any other person, whether Electric Energy is produced by or attributable to OPC Resources or other resources. Each Party agrees that it shall not disclose Confidential Information whether acquired before or after the Effective Date, to any third party other than each Party's officers, directors, employees, advisors or representatives, or each Party's Affiliates (or as to OPC, the EMCs), their officers, directors, employees, advisors or representatives who need to know and agree to maintain the confidentiality of the Confidential Information (collectively, "Representatives") during the Term and for a period of not more than three (3) years after the Termination Date. Each Party shall be responsible for any breach of this Agreement by its Representatives.

         5.2 AUTHORIZED DISCLOSURE.  Notwithstanding anything contained in this
Article 5, Confidential Information may be disclosed to any governmental, judicial or regulatory authority requiring such Confidential Information, provided that: (i) such

Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such governmental, judicial or regulatory authority;
(ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the governmental, judicial or regulatory authority endeavors to protect the confidentiality of any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any governmental judicial or regulatory authority. In addition to, and without limiting the foregoing, the Parties agree and understand that EPMI may, in its discretion, seek to obtain a ruling from or the formal or informal approval of a governmental agency or agencies, including the Securities and Exchange Commission, with respect to this Agreement or the effect thereof on certain business activities of EPMI. In connection therewith, such governmental agency may require EPMI to submit the Agreement or a description of the terms and conditions thereof to such governmental agency. OPC hereby consents to the disclosure of such documents or information to such governmental agencies, provided that EPMI shall request such governmental agency to keep such submitted information confidential.

        5.3 RETURN OF CONFIDENTIAL INFORMATION. Upon (i) the termination of this Agreement and (ii) the request of a Party, the other Party shall return all written Confidential Information (including written confirmation of oral communications) provided by the requesting Party which was stamped "confidential" and shall not retain any copies of such written Confidential Information. In the event of such request, all documents, analyses, compilations, studies or other materials prepared by the returning Party or its Representatives that contain or reflect Confidential Information (other than computer archival and backup tapes or archival and backup files (collectively "Computer Tapes") and billing and trading records (collectively, "Other Records")) shall be destroyed and no copy thereof shall be retained (such destruction to be confirmed in writing by a duly authorized officer of the returning Party). Computer Tapes and Other Records shall be kept confidential in accordance with the terms of this Agreement.

          5.4 RIGHT TO REMEDIES. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 9.2 shall not apply, and in the event of a breach neither Party will have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

        5.5  GEORGIA TRADE SECRETS ACT.  Except as expressly provided in
Article 5 of this Agreement, including OPC's consent to the use by EPMI of Confidential Information in its trading operations pursuant to this Agreement, the rights of the Parties under this Agreement are in addition to and not in lieu of their rights under Georgia law, including but not limited to the Georgia Trade Secrets Act of 1990. Nothing in this Article 5 shall be construed as a waiver on the part of any Party of any privilege or objection of any kind to the disclosure or use of Confidential Information.

                                    ARTICLE 6
                                     RECORDS

        6.1 RECORDS OF TRANSACTIONS. Each Party shall keep such records as may be needed to afford a clear history of the Scheduled deliveries and Transactions hereunder. In maintaining such records, OPC and EPMI may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the Transactions.

                                    ARTICLE 7
                               BILLING AND PAYMENT

        7.1 BILLING STATEMENTS. OPC shall deliver to EPMI no later than on the tenth (10th) day of each month, a statement (the "Statement") setting forth the amounts of Electric Energy purchased by OPC from EPMI at the applicable EPMI Sales Price and the respective EPMI Off-System Sales Prices as adjusted pursuant to Section 4.3, and the amounts of Electric Energy purchased by EPMI from OPC at the applicable Energy Cost. To the extent that OPC has not yet received or been able to compile the applicable Energy Cost figures as of such date, OPC may set forth on such Statement its good-faith estimate of the Energy Cost of an OPC
Resource, PROVIDED that in no event shall such estimate exceed [    ]* of the
corresponding Forecast Energy Cost for such OPC Resource; and PROVIDED, FURTHER, that OPC shall compile the actual Energy Costs and "true-up" such estimates as promptly as practicable pursuant to Section 7.5 hereof.

        7.2 OFFSET OF PAYMENT OBLIGATIONS. The Parties shall discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed, as set forth in Section 7.3. Each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses, consistent with
Article 9, which such Party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and obligations to make payment in connection therewith or under this Agreement or any other


- ---------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

agreement between the Parties may be offset against each other, set-off or recouped therefrom.

        7.3 PAYMENTS. EPMI shall pay to OPC on the tenth (10th) day of each month of the Term the applicable Fixed Monthly Payment stated on Exhibit 4.3.3, less the amount set forth in Section 4.3.5 hereof. Other than payments for Fixed Monthly Payments, all other payments shall be due on or before the later of the following: (i) the tenth (10th) Business Day after receipt of the Statement or (ii) the twentieth (20th) day of the month in which the Statement is received. The Party owing to the other shall render by wire transfer payments of the amount due for Transactions during the preceding month. Payment shall be made to the payment address provided in Exhibit 13.2 hereto. If either Party, in good faith, disputes any part of any statement, it shall provide a written explanation of the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date as calculated in accordance with the preceding sentence. If any amount disputed is determined to be due to the other Party, it shall be paid within ten days of such determination, along with interest calculated at the Interest Rate from the original due date until the date paid. Absent such a good faith dispute, overdue payments shall bear interest from, and including, the due date to, but excluding, the date of payment at a rate equal to the Interest Rate.

        7.4 AUDIT RIGHTS. Each Party or any third party representative of a Party shall have the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Electric Energy delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made; PROVIDED, HOWEVER, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two (2) years from the rendition thereof; and PROVIDED, FURTHER, that this provision of this Agreement will survive any termination of this Agreement for a period of two (2) years from the date of such termination for the purpose of such statement and payment objections.

         7.5 SUBSEQUENT PAYMENT ADJUSTMENTS. The Parties understand that in certain cases monthly billings will need to be made on an estimated basis, including with respect to the calculation of Energy Cost for each of the OPC Resources. Each Party shall cooperate in good-faith with the other Party to obtain the requisite information and perform the necessary computations so as to "true-up" any estimated billings promptly.

                                    ARTICLE 8
                                      TAXES

        8.1 SELLER'S OBLIGATION. Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to a Transaction arising prior to the Delivery Point(s). If Buyer is required to remit any such Tax, the amount shall be deducted from any sums becoming due to Seller. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes.

        8.2 BUYER'S OBLIGATION. Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to a Transaction arising at and from the Delivery Point(s), including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes.

        8.3 EXEMPTION CERTIFICATES. Either party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party or a Transaction is exempt from Taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Taxes. Each Party shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with the intent to minimize Taxes.

                                    ARTICLE 9
                          INDEMNIFICATION AND REMEDIES

        9.1 GENERAL INDEMNITY. Subject to Section 9.2 hereof, Seller and Buyer shall each indemnify, defend and hold harmless the other Party from any Claims or other losses arising from (i) any act or incident occurring when title to the Contract Quantity is vested in the indemnifying Party pursuant to Section 3.3 hereof and (ii) any Event of Default.

        9.2 LIMITATION ON REMEDIES. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR

CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

        9.3 DUTY TO MITIGATE. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

        9.4 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, OPC, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO EPMI, AND EPMI, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO OPC, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

        [                                                    ]*

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

        10.1 MUTUAL REPRESENTATIONS. On the date hereof, the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other Party: (i) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and, in the case of EPMI, is doing business as a foreign corporation in the State of Georgia;
(ii) it has all requisite corporate power to own, operate and lease its properties and carry on its business as now conducted; (iii) it has all regulatory authorizations, including any required authorization from the Rural Utilities Service of the United States Department of Agriculture ("RUS"), necessary for it to legally perform its obligations under this Agreement and each Transaction; (iv) the execution, delivery and performance of this Agreement and each Transaction are within its

- ---------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it; (v) each of this Master Agreement and each Transaction when entered into in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any Equitable Defenses;
(vi) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it; (vii) there are no Legal Proceedings that would be reasonably likely to materially adversely affect its ability to perform this Agreement and each Transaction; and (viii) it has knowledge and experience in financial matters and in the electric industry that enable it to evaluate the merits and risks of this Agreement and each Transaction.

        10.2 ADDITIONAL OPC REPRESENTATIONS. OPC further represents and warrants that on the date hereof, the Effective Date and the date of entering into each Transaction: (i) the EMC Contracts are and will be in full force and effect throughout the Term and will not be amended so as to affect OPC's ability to perform its obligations under this Agreement; (ii) except as set forth on
Exhibit 3.5.3(ii) hereto, there are no planned outages or other limitations on the availability of any of the OPC Resources during the Term; (iii) Exhibit 3.5.3(i) hereto sets forth a true and complete list of each OPC Resource and each material written OPC Contract; (iv) correct and complete copies of the OPC Contracts listed on Exhibit 3.5.3(i) hereto have previously been delivered to EPMI by OPC; (v) except as stated on Exhibit 3.5.3(i) hereto, no amendments to the OPC Contracts are proposed or pending as of the Effective Date that would affect this Agreement; (vi) each OPC Contract is valid, binding and in full force and effect and enforceable by or against the respective parties thereto in accordance with its terms; (vii) OPC has fulfilled, and will continue to fulfill during the Term, all of its obligations under each OPC Contract; (viii) there has not occurred any default by OPC or any event which, with the lapse of time or the giving of notice or both will become a default of OPC under any of the OPC Contracts; and (ix) OPC is not in arrears in respect of the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any of the OPC Contracts, and, to the best knowledge of OPC, no waiver of any of such terms or conditions has been granted thereunder by any of the parties thereto.

        10.3 ADDITIONAL EPMI REPRESENTATIONS. EPMI further represents and warrants that it is a power marketer authorized by the FERC to purchase and sell Electric Energy at negotiated rates pursuant to EPMI's Rate Schedule No. 1 (as in effect on January 1, 1996) under orders issued in ENRON POWER MARKETING, INC., 65 FERC PARA 61,305 (1993) and 66 FERC PARA 61,244 (1994).

         10.4 GOOD TITLE. Each Party represents and warrants that it will deliver to the other good title to Electric Energy delivered hereunder, free and clear of all liens, claims and encumbrances arising prior to transfer of title at the Delivery Point.


        10.5 CONTINUING REPRESENTATIONS AND WARRANTIES. Each Party covenants that it will cause these representations and warranties to be true and correct throughout the term of this Agreement.

                                   ARTICLE 11
                              DEFAULTS AND REMEDIES

     11.1 EVENTS OF DEFAULT. An "Event of Default" shall mean with respect to a Party ("Defaulting Party"):

          11.1.1 The failure by the Defaulting Party to make, when due, any payment required if such failure is not remedied within five Business Days after written notice of such failure is given to the Defaulting Party by the other Party ("Notifying Party"); PROVIDED, that the payment is not the subject of a good faith dispute as described in Section 7.3 hereof; or

          11.1.2 Any representation or warranty made by the Defaulting Party herein shall prove to have been false or misleading in any material respect when made or deemed to be repeated; or

          11.1.3 The failure by the Defaulting Party to perform any covenant set forth in this Agreement (other than its obligations to make any payment or obligations which are otherwise specifically covered in this
     Section 11.1 as a separate Event of Default or its obligations to deliver or receive Electric Energy, a remedy for which is provided in Section 3.4 hereof) and such failure is not excused by Force Majeure or cured within five Business Days after written notice thereof to the Defaulting Party; or

          11.1.4      The Defaulting Party shall be subject to a Bankruptcy
     Proceeding.

     11.2 EARLY TERMINATION; REMEDIES. If an Event of Default occurs with respect to a Defaulting Party at any time during the Term, the other party ("Non-Defaulting Party") may, for so long as the Event of Default is continuing,
(i) establish a date (which date shall be between five and ten Business Days after the Non-Defaulting Party delivers notice to the Defaulting Party) ("Early Termination Date") on which any or all Transactions selected by it shall terminate (individually, a "Terminated Transaction" and collectively the "Terminated Transactions") and (ii) withhold any payments due to the

Defaulting Party under this Agreement; PROVIDED, HOWEVER, that if the Event of Default is that the Defaulting Party becomes subject to a Bankruptcy Proceeding, then all Transactions and this Agreement shall automatically terminate without notice and without any other action by either Party as if an Early Termination Date had been immediately declared prior to such Event of Default. Regardless of whether an Early Termination Date is declared, if an Event of Default shall have occurred, the Non-Defaulting Party shall be entitled to exercise any remedy available at law or equity consistent with Article 9 hereof to recover its damages, including attorneys' fees, resulting from any Event of Default.

     11.3 SPECIAL EARLY TERMINATION RIGHT. OPC shall have the right to terminate this Agreement prior to the end of the Term in the event that EPMI's failure to supply OPC with Electric Energy sufficient for OPC to service the OPC Load results in the interruption by Georgia Power Company of the flow of Electric Energy to the EMCs pursuant to Section 16.3 of the CSA, regardless of whether and when such condition is subsequently cured; PROVIDED, HOWEVER, that under no circumstances shall this provision apply if EPMI's failure to supply Electric Energy or the interruption caused by Georgia Power Company is the result of Force Majeure or the imposition of a rolling "brownout" or "blackout" or other similar demand-side management controls or practices employed in the geographical area. Neither OPC nor EPMI shall have any liability for damages in the event OPC exercises this early termination right. Notwithstanding the foregoing, OPC and EPMI each shall remain liable for any amounts on account of Electric Energy furnished to the other Party prior to the effective date of such early termination and for any other amounts accrued as of such date. EPMI and OPC shall agree to a final accounting and settlement of their obligations to each other as soon as practicable as provided in Section 13.4 hereof.

     11.4 FAILURE TO PAY. Notwithstanding any other provision of this Agreement, if either Party fails to pay the other any amounts when due, the other Party shall have the right to (i) suspend performance under this Agreement until such amounts plus interest have been paid and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest; PROVIDED, HOWEVER, that if the Defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no suspension shall be permitted.

     11.5 EFFECT OF REGULATION. In the event OPC is or becomes regulated by a federal, state or local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by OPC under any provision of this Agreement, such action shall not operate to excuse OPC from performance of any obligation nor shall such action give rise to any right of OPC to any refund or retroactive adjustment of any amounts payable hereunder.


                                   ARTICLE 12
                                  FORCE MAJEURE

        13.1 EFFECT OF FORCE MAJEURE. If either Party is rendered unable by a Force Majeure to carry out, in whole or part, its obligations hereunder and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be suspended to the extent required. The Party affected by the Force Majeure shall remedy the Force Majeure with all reasonable dispatch.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 ASSIGNMENT. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party; PROVIDED, HOWEVER, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, pledge, encumber or assign this Agreement or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an Affiliate of such party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; PROVIDED, HOWEVER, that in each such case, this Agreement shall be binding upon any such assignee, such assignee shall agree in writing to be bound by the terms and conditions hereof and each of the representations of a Party shall be true with respect to such Party's assignee as of the effective date of such assignment.

     13.2 NOTICES. All notices, requests, statements or payments shall be made as specified in Exhibit 13.2 hereto. Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close, in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent. A Party may change its address by providing notice of same in accordance herewith.

     13.3 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     13.4 SURVIVAL OF OBLIGATIONS. Upon the expiration of the Parties' sale and purchase obligations under this Agreement, any monies, penalties or other charges due and owing Seller shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due Buyer made, as soon as practicable. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement. The Parties' obligations provided in this Agreement shall remain in effect for the purpose of complying with the provisions of this Section.

     13.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written, including that certain Interchange Agreement between Oglethorpe Power Corporation and Enron Power Marketing, Inc., dated March 1, 1995.

     13.6 NO PARTNERSHIP. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture or association between the Parties, or to impose a trust or partnership duty, obligation or liability on or with regard to the Parties.

     13.7 AMENDMENT. No amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties.

     13.8 THIRD PARTIES. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement.

     13.9 WAIVER. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement or terms of any Transaction shall be construed as a waiver of any other default or defaults, whether of a like kind or different nature.

     13.10 CHARACTER OF TRANSACTIONS. The sale by OPC to EPMI of OPC Energy under this Agreement does not constitute either a sale, lease, or the dedication of ownership of any OPC Resource.

     13.11 SEVERABILITY. Any provision declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties or deemed unlawful because of a statutory change will not otherwise affect the lawful obligations that arise under this Agreement.

     13.12 INTERPRETATION. The term "including" when used in this Agreement shall not be considered in any way to be in limitation.

     13.13 HEADINGS. The headings used for the Articles herein are for convenience and reference purposes only.

     13.14 COUNTERPARTS. This Master Agreement may be executed in multiple counterparts to be construed as one effective as of the Effective Date.


          IN WITNESS WHEREOF, the Parties hereto have caused this Master Agreement to be executed by their duly authorized officers and copies delivered to each Party.


OGLETHORPE POWER CORPORATION


By: /S/ T.D. Kilgore               Attest:  /S/ Patricia N. Nash
    --------------------------             -----------------------------------
Title: President and CEO           Title: Assistant Secretary


ENRON POWER MARKETING, INC.



By:  /S/ KENNETH D. RICE           Attest:  /S/ ELAINE V. OVERTURF
     -------------------------              -----------------------------------
Title: President and Managing      Title: Corporate Secretary
       Director

                                   APPENDIX A

              All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings set forth below, whether singular or plural.

              "Affiliate" means, with respect to any person, any other person (other than an individual) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership interest of more than fifty (50) percent of the outstanding capital stock or other equity interests having ordinary voting power.

              "Bankruptcy Proceedings" means, with respect to a Party that such Party (i) makes any general assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such a petition involuntarily filed against it and such petition is not withdrawn or dismissed within 30 days after such filing, (iii) otherwise becomes bankrupt or insolvent (however evidenced), or (iv) is unable to pay its debts as they fall due.

              "Business Day" means a day on which the Federal Reserve Member Banks in New York City are open for business; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for each Party's principal place of business.

              "Buyer" means the Party to a Transaction who is obligated to purchase and receive, or cause to be received, Electric Energy during a Period of Delivery.

              "Claims" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

              "Commencement Date" has the meaning specified in Section 2.3 hereof.

              "Computer Tapes" has the meaning specified in Section 5.3 hereof.

              "Confidential Information" means written data or information (or an oral communication if the party requesting confidentiality for such oral communication promptly confirms such communication in writing) which is privileged, confidential or proprietary or which constitutes a trade secret under the

Georgia Trade Secrets Act of 1990, except information which (i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement, (ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties hereto) other than by or as a result of unauthorized disclosure, or (iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

              "Confirmation" means a written notice confirming the specific terms of a Transaction substantially in the form set forth on Exhibit 2.2 hereto.

              "Contract Price" means the price in United States dollars (per
MWh) to be paid by Buyer to Seller for the purchase of Electric Energy that is Scheduled or Properly Requested pursuant to a Transaction.

              "Contract Quantity" means the amount of Electric Energy that Seller agrees to sell and deliver, or cause to be delivered, to Buyer and Buyer agrees to purchase and receive, or cause to be received, from Seller pursuant to the terms of a Transaction.

              "CSA" means that certain Coordination Services Agreement between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), dated as of November 12, 1990, as amended from time to time.

              "Defaulting Party" has the meaning specified in Section 11.1 hereof.

              "Delivery Point" means any point on the Integrated Transmission System at which title to Electric Energy passes from Seller to Buyer, including at any Point of Interconnection as shown on Exhibit 3.2.

              "Early Termination Date" has the meaning specified in
Section 11.2 hereof.

              "Effective Date" has the meaning specified in Section 2.3 hereof.

              "Electric Energy" means energy in the form of electricity expressed in megawatt-hours (MWh) (or in kilowatt-hours when energy is measured at the points of delivery to the EMCs).

              "EMC" means an electric membership corporation as defined in
Section 46-3-171(3) of the Georgia Electric Membership

Corporation Act, which is a member of OPC on the Effective Date, as shown on
Exhibit 1.1 hereto.

              "EMC Contract" means one of those certain Amended and Consolidated Wholesale Power Contracts between OPC and an EMC, which contract is dated as of December 1, 1988, as amended from time to time, pursuant to which OPC sells and such EMC purchases all Electric Energy required to meet the energy requirements of its customers for the operation of its system.

              "EMC Metering Point" means that certain point at which deliveries of Electric Energy to each EMC, respectively, are measured and received pursuant to the EMC Contracts.

              "Energy Cost" means the (i) actual cost of fuel (and not any other costs), in United States Dollars (per MWh), incurred by OPC with respect to Electric Energy produced by OPC Resources (other than the power contracts described below in this definition), as determined pursuant to the applicable OPC Contracts; (ii) the actual cost of fuel and variable operations and maintenance expenses under the block power purchase and sale agreements with Georgia Power Company; (iii) the costs described on Exhibit 3.5.3(iii) hereto with respect to the power purchase agreements with Big Rivers Electric Corporation and Energy Power, Incorporated; PROVIDED, HOWEVER, that the Energy Cost with respect to Hartwell shall be deemed to be zero to the extent EPMI arranges for the delivery of gas at its expense to such plant. The energy cost associated with pumping water at Rocky Mountain is deemed to be at EPMI's expense pursuant to Section 4.3.4 of this Agreement.

              "EPMI Off-System Sales Price" has the meaning specified in
Section 4.2 hereof.

              "EPMI Sales Price" has the meaning specified in Section 4.2 hereof.

              "EPT" means Eastern Prevailing Time and refers to the time in effect in the Eastern Time Zone of the United States, whether Eastern Standard Time or Eastern Daylight Savings Time.

              "Equitable Defenses" means bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain the same may be pending.

              "Event of Default" has the meaning specified in Section 11.1 hereof.

              "Excess Generation" has the meaning set forth in Section 4.3.1 hereof.

              "FERC" means the Federal Energy Regulatory Commission or any successor agency which enforces the Federal Power Act.

              "Fixed Monthly Payments" means the fixed monthly amounts scheduled to be paid to or credited to the account of OPC pursuant to
Section 4.3.3 hereof and which are set forth on Exhibit 4.3.3 hereto.

              "Force Majeure" means an event not anticipated as of the Effective Date, which is not within the reasonable control of the Party (or, in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which by the exercise of due diligence the Claiming Party is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute performance therefor. Force Majeure includes, but is not restricted to: failure of transmission facilities; acts of God; fire; civil disturbance; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action); PROVIDED, HOWEVER, that neither (i) the loss of Buyer's markets nor Buyer's inability economically to use or resell Electric Energy purchased hereunder, nor (ii) the loss or failure of Seller's Electric Energy supply, nor (iii) Seller's ability to sell Electric Energy to a market at a more advantageous price, shall constitute an event of Force Majeure. Interruption by a Transmission Provider shall not be deemed to be Force Majeure unless (i) the Party contracting with such Transmission Provider shall have made arrangement with such Transmission Provider for the firm transmission, as defined under the Transmission Provider's tariff, of the Electric Energy to be delivered or received hereunder and (ii) such interruption is due to a force majeure as defined under the Transmission Provider's tariff.

              "Forecast Energy Cost" has the meaning specified in Section 3.5.3 hereof, as reflected on Exhibit 3.5.3(iii) hereto.

              "Generation Shortfall" has the meaning set forth in Section 4.3.1 hereof.

              "Hartwell" has the meaning specified in Section 4.3.2 hereof.

              "Integrated Transmission System" or "ITS" means the Transmission Facilities as defined in the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and Georgia Power Company, dated as of November 12, 1990, as amended from time to time.

              "Interest Rate" means the Prime Rate plus two percent, or the maximum lawful rate permitted by applicable Law, whichever is less.

              "ITS Loss Factor" means the EMC transmission loss factor determined pursuant to the ITSA applicable to deliveries of Electric Energy from any point on the ITS to any EMC Metering Point, which loss factor is currently 4.1931%.

              "ITSA" means the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and Georgia Power Company, dated as of November 12, 1980, as amended from time to time.

              "Law" means any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination by a court, regulatory agency or governmental authority of competent jurisdiction.

              "Legal Proceeding" means any suit, proceeding, judgment, ruling or order by or before any court or any governmental authority.

              "Level B-1" means the high side of the step-up transformer of a generating plant that is an OPC Resource which interconnects directly into the ITS.

              "LPMI" means LG&E Power Marketing, Inc., the purchaser under that certain power purchase and sale agreement with OPC which is listed on
Exhibit 3.5.2.

              "MWh" means megawatt-hour.

              "Must Run Resources" has the meaning specified in Section 3.5 hereof.

              "Non-Defaulting Party" has the meaning specified in Section 11.2 hereof.

              "NERC" means the North American Electric Reliability Council.

              "Notifying Party" has the meaning specified in Section 11.1.1 hereof.

              "Non-Territorial Contractual Delivery Obligations" means an obligation, based on a quantity of capacity, energy, or both, which an ITS participant is contractually committed to deliver or make available from or through the ITS to a non-territorial entity, as further defined in the ITSA.

              "OPC Contracts" means, as of a particular date, all contracts, operating procedures and understandings (whether written or oral, and if oral, written statements of the terms thereof) in effect on such date affecting OPC's rights and obligations with respect to OPC Resources and to the ITS.

              "OPC Energy" means all of the available Electric Energy which OPC owns, purchases or otherwise has a right to take from OPC Resources.

              "OPC Load" means, as of a particular hour, the entire Electric Energy requirements of the EMCs measured at each EMC Metering Point, after reducing such requirements to reflect the EMCs' aggregate allocation of SEPA Energy Scheduled for delivery to the EMCs.

              "OPC Off-System Sales" means transactions undertaken by OPC pursuant to the OPC Off-System Sales Contracts.

              "OPC Off-System Sales Contracts" means the contracts listed on
Exhibit 3.5.2 and, subject to the consent of EPMI, contracts entered into between OPC and third parties pursuant to which OPC sells Electric Energy to such third parties.

              "OPC Resource" means the capacity entitlement or other rights with respect to generating facilities from which, or power purchase contracts, interchange agreements or other contracts or agreements under which, OPC is required or has the right to take, purchase or otherwise acquire Electric Energy during the Term.

              "Other Records" has the meaning specified in Section 5.3 hereof.

              "Party" and "Parties" mean a party or the parties, respectively, to this Agreement, including permitted assignees of each pursuant to this Agreement.

              "Period of Delivery" means the period from the date physical delivery of the Electric Energy is to commence to the date physical delivery is to terminate pursuant to a Transaction.

              "Plant Hatch" means those two nuclear generating facilities (and associated common facilities) having a rated capacity of 810 MW for Unit 1 and 820 MW for Unit 2.

              "Plant Vogtle" means those two nuclear generating facilities (and associated common facilities) having a rated capacity of 1160 MW for Unit 1 and 1160 MW for Unit 2.

              "Point of Interconnection" means any point of interconnection between the ITS and the transmission facilities of an interconnected utility, electric cooperative or other transmission owner or operator, as set forth on
Exhibit 3.2.

              "Prime Rate" means for any date, the per annum rate of interest announced from time to time by Citibank, N.A., as its "prime" rate for commercial loans, effective for such date as established from time to time by such bank.

              "Properly Requested" or "Properly Requests" means that EPMI has notified or notifies OPC of specified amounts of OPC Energy that EPMI desires to purchase from specific OPC Resources at specified times during the Term in accordance with Section 2.2 hereof; PROVIDED, that all Electric Energy attributable to Must Run Resources (which EPMI is obligated to purchase pursuant to Section 3.5.1 hereof) shall be deemed to be Properly Requested for purposes of this Agreement.

              "Regulatory Approvals" means all current and future valid and applicable Laws, orders, statutes, and regulations of courts or regulatory bodies (state or federal) having jurisdiction over a Party or any Transaction.

              "Replacement Price" has the meaning specified in Section 3.4(a) hereof.

              "Representatives" has the meaning specified in Section 5.1 hereof.

              "Rocky Mountain" has the meaning specified in Section 3.7(e) hereof.

              "RUS" has the meaning specified in Section 10.1(iii) hereof.

              "Sales Price" has the meaning specified in Section 3.4(b) hereof.

              "Scheduling," "Scheduled" or "Schedule" means or relates to the acts of Seller, Buyer and their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Electric Energy to be delivered hourly on any given day or days during a Delivery Period at a specified Delivery Point.

              "Seller" means the Party to a Transaction who is obligated to sell and deliver, or cause to be delivered, Electric Energy during a Period of Delivery.

              "SEPA" means the Southeastern Power Administration, a federal agency of the United States Government.

              "SEPA Energy" means the aggregate amount of Electric Energy Scheduled for delivery to the EMCs pursuant to the SEPA Contracts.

              "SEPA Contracts" means those certain power purchase and sale agreements between each EMC and SEPA pursuant to which each EMC purchases Electric Energy from SEPA.

              "SERC" means the Southeastern Electric Reliability Council.

              "Statement" has the meaning specified in Section 7.1 hereof.

              "Taxes" means any or all ad valorem, property, occupation, severance, generation, first use, conservation, Btu or energy, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other or new Taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth.

              "Term" has the meaning specified in Section 2.3 hereof.

              "Terminated Transaction" has the meaning specified in
Section 11.2 hereof.

              "Termination Date" has the meaning specified in Section 2.3 hereof.

              "Total Actual Nuclear Generation" shall have the meaning set forth in Section 4.3.1 hereof.

              "Total Expected Nuclear Generation" shall have the meaning set forth in Section 4.3.1 hereof.

              "Transaction" means a particular transaction agreed to by the Parties relating to the purchase and sale of Electric Energy pursuant to this Master Agreement.

              "Transaction Agreement" means a written agreement executed by the Parties to form and effectuate a Transaction which agreement may be in substantially the form set forth on Exhibit 1.2 hereto.

              "Transmission Provider" means the entity or entities transmitting Electric Energy on behalf of Seller or Buyer to or from the Delivery Point(s) in a particular Transaction.

                                   EXHIBIT 1.1
                        ELECTRIC MEMBERSHIP CORPORATIONS
                                       OF
                          OGLETHORPE POWER CORPORATION

ALTAMAHA EMC
AMICALOLA EMC
CANOOCHEE EMC
CARROLL EMC
CENTRAL GEORGIA EMC
COASTAL EMC
COBB EMC
COLQUITT EMC
COWETA-FAYETTE EMC
EXCELSIOR EMC
FLINT EMC
GRADY EMC
GREYSTONE POWER CORPORATION, AN EMC
HABERSHAM EMC
HART EMC
IRWIN EMC
JACKSON EMC
JEFFERSON EMC
LAMAR EMC
LITTLE OCMULGEE EMC
MIDDLE GEORGIA EMC
MITCHELL EMC
OCMULGEE EMC
OCONEE EMC
OKEFENOKE RURAL EMC
PATAULA EMC
PLANTERS EMC
RAYLE EMC
SATILLA RURAL EMC
SAWNEE EMC
SLASH PINE EMC
SNAPPING SHOALS EMC
SUMTER EMC
THREE NOTCH EMC
TRI-COUNTY EMC
TROUP EMC
UPSON COUNTY EMC
WALTON EMC
WASHINGTON EMC

                                   EXHIBIT 1.2

                          FORM OF TRANSACTION AGREEMENT
                                  FOR USE WITH
                TRANSACTIONS TO BE EXECUTED UNDER SECTION 2.2(II)



    This Transaction Agreement shall form and effectuate the current proposal between Oglethorpe Power Corporation ("OPC") and Enron Power Marketing, Inc. ("EPMI"), regarding the purchase and sale of Electric Energy under the following terms and conditions. ________ is to purchase and receive ("Buyer") and __________ is to sell and deliver ("Seller"). The transaction number is
____________________.


Contract Quantity:      __________________________

Delivery Point(s):      __________________________

Contract Price:         __________________________

Period of Delivery:     __________________________

Other:                  __________________________

                        __________________________


    This Transaction Agreement is being provided pursuant to and in accordance with Section 2.2(ii) of the Master Power Purchase and Sale Agreement dated January 3, 1996, in effect between OPC and EPMI, and constitutes part of and is subject to all of the terms and provisions of the Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement. Please execute this Transaction Agreement and return an executed copy to EPMI. Your execution should reflect the appropriate party in OPC who has the authority to cause OPC to enter into this Transaction. In the event OPC alters the terms of this Transaction Agreement in any manner, at the option of EPMI, there will be no Transaction pursuant to this Transaction Agreement.

OGLETHORPE POWER CORPORATION               ENRON POWER MARKETING, INC.


By:______________________________          By:______________________________
Title:___________________________          Title:___________________________
Date:____________________________          Date:____________________________

                                   EXHIBIT 2.2

                              FORM OF CONFIRMATION


[Date]
[Address]
Attn:  ______________

                               CONFIRMATION LETTER

This Confirmation shall confirm the agreement reached on ________ ___, 1996 between Oglethorpe Power Corporation ("OPC") and Enron Power Marketing, Inc. ("EPMI") regarding the sale/purchase of Electric Energy under the terms and conditions as follows:

_____________ to purchase and receive ("Buyer"); ______________ to sell and deliver ("Seller").

Contract Quantity:      _______________________
Delivery Point(s):      _______________________
Contract Price:         _______________________
Period of Delivery:     _______________________
Other:                  _______________________

This Confirmation is being provided pursuant to and in accordance with the Master Agreement dated January 3, 1996 (the "Master Agreement") between OPC and EPMI, and constitutes part of and is subject to all of the terms and provisions of the Master Agreement. Terms used by not defined herein shall have the meanings ascribed to them in the Master Agreement.

Please confirm that the terms stated herein accurately reflect the agreement between OPC and EPMI by returning an executed copy of this letter by facsimile to the sender hereof. Your response should reflect the appropriate party in your organization who has the authority to enter into this Transaction, and should be received by the sender hereof no later than _______________. Notwithstanding the foregoing request that you return this Confirmation, if you do not return this Confirmation or do not object to this Confirmation within two Business Days of your receipt of it, you will have accepted and agreed to all of the terms included herein, including the terms and provisions of the Master Agreement.

OGLETHORPE POWER CORPORATION            ENRON POWER MARKETING, INC.


By:________________________________     By:_______________________________
Title:_____________________________     Title:____________________________
Date:______________________________     Date:_____________________________

                                   EXHIBIT 3.2

                   INTERCONNECTION POINTS WITH THE GEORGIA ITS


                          Alabama Electric Cooperative
                            Florida Power Corporation
                          Florida Power & Light Company
                               Duke Power Company
                         Jacksonville Electric Authority
                      South Carolina Electric & Gas Company
                     South Carolina Public Service Authority
                               Southern Companies
                         Tallahassee Electric Department
                           Tennessee Valley Authority

                                OPC ALLOCATION OF
               FIRST CONTINGENCY TOTAL TRANSFER CAPABILITY (FCTTC)
                        UNDER NORMAL OPERATING CONDITIONS
                         (EFFECTIVE JANUARY - MAY, 1996)


                                                         FCTTC (MVA)
INTERFACE WITH GEORGIA ITS                 TO GEORGIA ITS            FROM GEORGIA ITS
- --------------------------                 -----------------         ------------------
Florida                                          584                       841
    Sale to GPC                                                             40
    Sale to GPC                                                             47  (Tentative)
    Sale to Entergy (3/1/96)                                                25  (Tentative)
                                                                          -----
                                                                           729

Alabama Power                                    730                       116


Duke Power                                       468                       556

SC Public Service Authority                       42                        19

SC Electric and Gas                              134                       172

Savannah Power                                    32                         0

Gulf Power                                         0                         0


Tennessee Valley Authority                       301                       310
    Purchase from GPC                             70
    Purchase from GPC                            126                                (Tentative)
                                                 ---
                                                 497


Alabama Electric Cooperative                      17                        47


                                  EXHIBIT 3.5

                                OPC RESOURCES(1)


Type of Resource               OPC Resources
- ----------------               that are NOT
                               Must Run                     Minimum   Maximum
                               Resources                      (MW)     (MW)
                               ---------                ------------------------
Generating Units               Rocky Mountain 1              110.0      212.0
                                                        -----------------------
                               Rocky Mountain 2              110.0      212.0
                                                         -----------------------
                               Rocky Mountain 3              110.0      212.0
                                                         -----------------------
                               Scherer 1(2)                  195.0      496.2
                                                         -----------------------
                               Scherer 2(2)                  195.0      498.0
                                                         -----------------------
                               Tallassee                      N/A         2.0
                                                          ----------------------
                               Wansley 1                     121.0      253.8
                                                         -----------------------
                               Wansley 2                     122.0      253.8
                                                         -----------------------
                               Wansley CT                    N/A         14.8
                                                         -----------------------

                               OPC Resources
                               that are
                               Must Run                     Minimum     Maximum
                               Resources                     (MW)        (MW)
                               ---------                 -----------------------
 Generating Units               Hatch 1                       N/A        222.3
                                                         -----------------------
                                Hatch 2                       N/A        229.5
                                                         -----------------------
                                Vogtle 1                      N/A        348.6
                                                         -----------------------
                                Vogtle 2                      N/A        348.6
                                                         -----------------------
                                QF                            N/A         27
                                                         -----------------------

- ------------------

(1) The figures contained in this Exhibit shall not serve to limit the actual output available from any OPC Resource.


(2) Scherer minimum could be 330 MW if Georgia Power is not taking electric energy from its ownership share of the generating facility.




                               Other OPC Resources          Minimum     Maximum
                                                             (MW)         (MW)
                                                         -----------------------
Purchased Power                GPC Block 1(3)                100          215
                                                         -----------------------
                               GPC Block 2(3)                100          215
                                                         -----------------------
                               GPC Block 3(3)                100          215
                                                         -----------------------
                               GPC Block 4(3)                100          215
                                                         -----------------------
                               GPC Block 5(3)                 0           107
                                                         -----------------------
                               GPC Block 6(3)                 0           108
                                                         -----------------------
                               Big Rivers                     25          100
                                                         -----------------------
                               Entergy                        25          100
                                                         -----------------------
                               Hartwell 1                     67          148
                                                         -----------------------
                               Hartwell 2                     67          148
                                                         -----------------------

- -------------------
(3) 100% availability - minimum applies when energy is being scheduled under the particular block.

                                  EXHIBIT 3.5.2

                       POWER PURCHASE AND SALE AGREEMENTS
              UNDER WHICH OPC IS OBLIGATED TO SELL ELECTRIC ENERGY


     Letter of Commitment to sell power to Alabama Electric Cooperative beginning January 1, 1996, and extending through December 31, 1996, dated as of December 15, 1995.

     Letter confirming terms and conditions of the Energy Option Agreement between OPC and LG&E Power Marketing, Inc., dated as of November 10, 1995.(4)








- ------------------------------
(4)  Pursuant to Section 4.3.5 of the Agreement, OPC is obligated to pay
     [     ]* for the month of January and [     ]* for the month of February
     for a total of [     ]* to EPMI, as provided therein, in consideration of
     EPMI's agreement to sell Electric Energy to OPC (pursuant to Section 4.2) to permit OPC to satisfy its obligations under its contract with LG&E Power Marketing, Inc.
- ------------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                EXHIBIT 3.5.3(i)

                         OPC RESOURCES AND OPC CONTRACTS

OPC RESOURCE                  OPERATIONS GOVERNED BY
- ------------                  ----------------------
Georgia Power Blocks          Block Power Sale Agreement between Georgia Power
                              Company and OPC, dated as of November 12, 1990.
                              Letters dated as of December 30, 1992 and December 8, 1993, extending term of Block Power
                              Sale Agreement.  Letter dated as of August 30,
                              1994, electing to reduce capacity OPC is obligated to purchase under Block Power Sale Agreement.

Vogtle, Units 1 & 2           Alvin W. Vogtle Nuclear Units Numbers One and Two
                              Purchase and Ownership Participation Agreement among Georgia Power Company, OPC, Municipal
                              Electric Authority of Georgia and City of Dalton,
                              Georgia, dated as of August 27, 1976; Amendment, dated as of January 18, 1977; Amendment Number
                              Two, dated as of February 24, 1977.  Alvin W.
                              Vogtle Nuclear Units One and Two Operating
                              Agreement among Georgia Power Company, OPC,
                              Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 27, 1976.

Hatch, Units 1 & 2            Edwin I. Hatch Nuclear Plant Purchase and
                              Ownership Participation Agreement between Georgia
                              Power Company and OPC, dated as of January 6,
                              1975.  Hatch Operating Agreement between Georgia
                              Power Company and OPC, dated as of January 6,
                              1975.

Scherer, Units 1 & 2          Plant Robert W. Scherer Units Numbers One and Two
                              Purchase and Ownership Participation Agreement among Georgia Power Company, OPC, Municipal
                              Electric Authority of Georgia and City of Dalton,
                              Georgia, dated as of May 15, 1980; Amendment, dated as of December 30, 1985; Amendment Number
                              Two, dated as of July 1, 1986; Amendment Number
                              Three, dated as of August 1, 1988; Amendment
                              Number Four, dated as of December 31, 1990.  Plant
                              Robert W. Scherer Units Numbers One and Two
                              Operating Agreement among Georgia Power Company,
                              OPC, Municipal Electric Authority of Georgia and
                              City of Dalton, Georgia, dated as of May 15, 1980;
                              Amendment, dated as of December 30, 1985;
                              Amendment Number Two, dated as of December 31,
                              1990. Plant Scherer Managing Board Agreement among Georgia Power Company, OPC, Municipal
                              Electric Authority of Georgia
                              and City of Dalton, Georgia, dated as of December 31, 1990. Letter of Intent re: Use of
                              Eastern and Western Coal at Scherer, dated as of January 16, 1992; Letter Agreement re: Capital
                              Modifications and Expenditures for the use of Western Coal at Plant Scherer, dated as of July 7,
                              1992 (partially executed).  Letter Agreement re:
                              Additional Amendments to the Scherer and Wansley
                              Agreements, dated as of December 31, 1990.


Wansley, Units 1, 2, & CT     Plant Hal B. Wansley Purchase and Ownership
                              Participation Agreement between Georgia Power
                              Company and OPC, dated as of March 26, 1976; Plant
                              Hal Wansley Operating Agreement between Georgia
                              Power Company and OPC, dated as of March 26, 1976.
                              Plant Hal Wansley Combustion Turbine Agreement between Georgia Power Company and OPC, dated as of August 2, 1982; Amendment dated as of October 20,
                              1982.  Definitive Agreement Concerning Transfer
                              Units Under Phase I of the Clean Air Act
                              Amendments, dated as of October 30, 1992.

Tallassee, Units 1 & 2        No Operative Documents.

Big Rivers Purchase           Long Term Firm Power Purchase Agreement between
                              Big Rivers Electric Corporation and OPC, dated as of December 17, 1990. Letter dated March 12,
                              1992. Long Term Firm Power Purchase Agreement, dated as of July 19, 1989, by and between OPC and Big Rivers Electric Corporation.

Entergy Purchase              Unit Capacity and Energy Purchase Agreement
                              between OPC and Entergy Power, Incorporated, dated as of October 11, 1990; Amendment, dated as of September 29, 1992. Letter Agreement Regarding
                              Offer to Sell Energy, dated as of April 23, 1992;
                              Amendment, dated as of February 25, 1993.

Hartwell Energy Limited
Partnership Purchase          Power Purchase Agreement between OPC and Hartwell
                              Energy Limited Partnership, dated as of June 12,
                              1992. Agreement for Purchase of 230KVS Switchyard and ITS Interconnection Facilities Agreement, dated as of August 31, 1992.

Rocky Mountain Pumped
Storage Resource              Rocky Mountain Pumped Storage Hydroelectric
                              Project Ownership Participation Agreement, dated as of November 18, 1988, by and between OPC and Georgia Power Company. Rocky Mountain Pumped
                              Storage Hydroelectric Project Operating Agreement by and between OPC and Georgia Power Company, dated as of November 18, 1988. Pumped Storage
                              Hydroelectric Project Option Agreement, dated as of November 18, 1988. Reciprocity Letter
                              Agreement, dated as of November 18, 1988.  Letters
                              Relating to Rocky Mountain (Title Defects Letter;
                              Floyd County Prepayment Letter; Letter Re: Other
                              Commitments; Letter Re: Cost of Construction).

QF Agreements                 Interconnection Policy of OPC and Members for
                              Cogeneration and Small Power Producers, dated as of January, 1994. Agreement for Purchase of Power between Carroll Electric Membership Corporation and the Southwire Company, dated as of July 14, 1986; Amendment, dated as of July 11, 1988.
                              Restated Power Purchase Agreement between OPC,
                              Carroll EMC, and The Southwire Company dated June
                              1, 1995.  Agreement for Purchase of Power between
                              Habersham Electric Membership Corporation and
                              Herschel Webster, dated as of July 26, 1981;
                              Amendment, dated as of July 8, 1985; Second
                              Amendment, dated as of June 1993. Agreement for Purchase of Power from Georgia Waste Systems,
                              Inc., dated January 1993. Agreement for Purchase of Power from Southeast Paper Manufacturing Co., dated as of February 29, 1988; Amendment, dated as of November 11, 1991. Agreement for Purchase of
                              Power from Spartan Mills, dated as of April 6,
                              1992.

Proposed Amendments           Amendment No. 1 to the CSA between GPC and OPC
                              dated Draft as of November 7, 1995. Proposed sale of FLA ITS Interface capability to GPC from OPC dated December 21, 1995. Proposed sale of FLA ITS
                              Interface capability to Entergy Power Inc. from
                              OPC dated December 29, 1995. Proposed Amendment to Plant Hal B. Wansley Operating Agreement among
                              GPC, OPC, MEAG, and the City of Dalton.

OTHER AGREEMENTS
- ----------------
Integrated Transmission
System Agreement              Revised and Restated Integrated Transmission
                              System Agreement between OPC and Georgia Power
                              Company, dated as of November 12, 1990.  ITSA,
                              Power Sale and Coordination Umbrella Agreement between OPC and Georgia Power Company, dated as of November 12, 1990.

Coordination Services         Coordination Services Agreement between Georgia
                              Power Company and OPC, dated as of November 12,
                              1990.

Transmission O&M              Transmission Facilities Operation and Maintenance
                              Contract between Georgia Power Company and OPC, dated as of June 9, 1986.

ITS Transfer Capability       Purchase of TVA ITS Interface capability from
                              Municipal Electric Authority of Georgia to OPC dated December 17, 1990. Purchase of TVA ITS
                              Interface capability from GPC to OPC dated
                              November 12, 1990. Sale of FLA ITS Interface capability to GPC and from OPC dated May 30, 1995.

SEPA SEPA Contract No. 89-00-1501-912 between SEPA and OPC dated May 28, 1991 and amended in Supplemental Agreement No. 1 dated November 26, 1991, Supplemental Agreement No. 2 dated May 23, 1994, Supplemental Agreement No. 3 dated January 30, 1995. SEPA Contract No. 89-00-1501-916 between SEPA and OPC dated December 29, 1993 and amended in Supplemental Agreement No. 1 dated June 17, 1994, Supplemental Agreement No. 2 dated July 28, 1995, Supplemental Agreement No. 3 dated November 24, 1995.

Operating Procedures          Rocky Mountain Pumped Storage Hydroelectric Plant
                              Coordination Procedures Agreement between
                              Oglethorpe Power Corporation and Georgia Power
                              Company effective June 1, 1995.  Plant Scherer
                              Units #1 and #2 Dispatch Procedures Rev. 6..
                              Hartwell Energy Facility Operation and Maintenance
                              Procedure for Unit Dispatch effective June 6,
                              1994.  Operating Procedures for use between System
                              Control Center and Rocky Mountain Plant effective
                              November 18, 1994.

                                  EXHIBIT 3.5.2

                       POWER PURCHASE AND SALE AGREEMENTS
              UNDER WHICH OPC IS OBLIGATED TO SELL ELECTRIC ENERGY


     Letter of Commitment to sell power to Alabama Electric Cooperative beginning January 1, 1996, and extending through December 31, 1996, dated as of December 15, 1995.

     Letter confirming terms and conditions of the Energy Option Agreement between OPC and LG&E Power Marketing, Inc., dated as of November 10, 1995.(4)








- ------------------------------
(4)  Pursuant to Section 4.3.5 of the Agreement, OPC is obligated to pay
     [     ]* for the month of January and [     ]* for the month of February
     for a total of [     ]* to EPMI, as provided therein, in consideration of
     EPMI's agreement to sell Electric Energy to OPC (pursuant to Section 4.2) to permit OPC to satisfy its obligations under its contract with LG&E Power Marketing, Inc.
- ------------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                EXHIBIT 3.5.3(ii)

                   EXPECTED AVAILABILITY OF EACH OPC RESOURCE


OPC RESOURCE         PLANNED OUTAGES DUE TO SCHEDULED     FORCED      LOSS FACTOR
                      MAINTENANCE AFFECTING THE TERM    OUTAGE RATE

                         From           To
                    -------------------------------------------------------------
Hatch 1(5)               March 20       May 5               7.00%          1.0000

Hatch 2(5)                       None                       7.00%          1.0000

Rocky Mountain           Jan. 21        Jan. 22             8.00%           .9980
 * Unit 1                Apr. 4         Ap. 26
 * Unit 2                        None                       8.00%           .9980
 * Unit 3                        None                       8.00%           .9980

Scherer 1                        None                       6.00%           .9980

Scherer 2                Feb. 17        March 3             6.00%           .9980

Tallassee 1 & 2                  None                       1.00%           .99015

Vogtle 1(5)              March 3        Apr. 16             6.00%          1.0000

Vogtle 2(5)                      None                       6.00%          1.0000

Wansley 1                        None                       6.00%          1.0000

Wansley 2                Jan. 6         Feb. 4              6.00%          1.0000

Wansley CT                       None                       11.00%         1.0000
                    -------------------------------------------------------------






(5) Nuclear planned outages exclude ramp down period prior to full expected planned outages above.

                               EXHIBIT 3.5.3(iii)

[                                                                             ]*












- ------------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                 EXHIBIT 4.2



[                                                                             ]*











- ------------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                  EXHIBIT 4.3.1



[                                                                            ]*
















- ---------------------------------
* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                  EXHIBIT 4.3.3

FIXED MONTHLY PAYMENTS

     The Fixed Monthly Payments payable by EPMI to OPC are as follows:

                    January        $ [            ]*
                    February         [            ]*
                    March            [            ]*
                    April            [            ]*
                                     --------------
                    Total          $ [            ]*

     The Fixed Monthly Payments were computed based upon the estimated variable O&M expenses of OPC as summarized below.10

                         Estimated Variable O&M Expenses
                             (Thousands of Dollars)


OPC RESOURCE          January        February        March          April          Total
                    ----------------------------------------------------------------------
Hatch 1               [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Hatch 2               [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Rocky Mountain        [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Scherer 1             [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Scherer 2             [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Tallassee             [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Vogtle 1              [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Vogtle 2              [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Wansley 1             [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Wansley 2             [     ]*       [     ]*       [     ]*       [     ]*       [     ]*

Wansley CT            [     ]*       [     ]*       [     ]*       [     ]*       [     ]*
                    ----------------------------------------------------------------------
                    ----------------------------------------------------------------------
Total                 [     ]*       [     ]*       [     ]*       [     ]*       [     ]*
                    ----------------------------------------------------------------------


- ---------------------------
10 No adjustments will be made to the Fixed Monthly Payments regardless of the actual amount of the variable O&M expenses.

* Indicates information that has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                      Upper
                     Lower            Reservior   Estimated                                                   Estimated
       Upper         Reservior        Volume      MW hrs in      MW hrs         Accumulated       Estimated   MW hrs
       Reservior     Level Ft.        change in   storage        change         Generation        MW hrs      Pumping
       Level Ft      (optimum)        Acre Ft     Generating     Generating     Total             Pumping     to full pool
- --------------------------------------------------------------------------------------------------------------------------
           1392          690.5                        5991.0                                       7696.2
           1391          691.0            218         5860.4          130.6          130.6         7528.5          167.7
           1390          691.6            216         5731.1          129.4          259.9         7362.3          333.9
           1389          692.0            216         5601.7          129.4          389.3         7196.1          500.1
           1388          692.6            216         5472.3          129.4          518.7         7029.9          666.3
           1387          693.1            215         5343.6          128.8          647.4         6864.5          831.7
           1386          693.6            214         5215.4          128.2          775.6         6699.8          996.4
           1385          694.1            214         5087.2          128.2          903.8         6535.2         1161.0
           1384          694.6            213         4959.7          127.6         1031.3         6371.3         1324.9
           1383          695.1            212         4832.7          127.0         1158.3         6208.2         1488.0
           1382          695.6            212         4705.7          127.0         1285.3         6045.1         1651.1
           1381          696.0            212         4578.7          127.0         1412.3         5882.0         1814.2
           1380          696.5            210         4453.0          125.8         1538.0         5720.4         1975.8
           1379          697.0            210         4327.2          125.8         1663.8         5558.8         2137.4
           1378          697.4            210         4201.4          125.8         1789.6         5397.3         2298.9
           1377          697.9            209         4076.3          125.2         1914.7         5236.5         2459.7
           1376          698.3            208         3951.7          124.6         2039.3         5076.4         2619.8
           1375          698.8            208         3827.1          124.6         2163.9         4916.4         2779.8
           1374          699.2            208         3702.5          124.6         2288.5         4756.4         2939.8
           1373          699.6            206         3579.1          123.4         2411.9         4597.9         3098.3
           1372          700.1            206         3455.8          123.4         2535.2         4439.4         3256.8
           1371          700.5            206         3332.4          123.4         2658.6         4280.9         3415.3
           1370          700.9            205         3209.6          122.8         2781.4         4123.2         3573.0
           1369          701.4            204         3087.4          122.2         2903.6         3966.2         3730.0
           1368          701.8            204         2965.3          122.2         3025.7         3809.2         3887.0
           1367          702.2            204         2843.1          122.2         3147.9         3652.3         4043.9
           1366          702.6            202         2722.1          121.0         3268.9         3496.9         4199.3
           1365          703.0            202         2601.1          121.0         3389.9         3341.5         4354.7
           1364          703.4            202         2480.1          121.0         3510.9         3186.0         4510.2
           1363          703.8            201         2359.7          120.4         3631.3         3031.4         4664.8
           1362          704.1            200         2240.0          119.8         3751.0         2877.5         4818.7
           1361          704.5            200         2120.2          119.8         3870.8         2723.6         4972.6
           1360          704.9            200         2000.4          119.8         3990.6         2569.8         5126.4
           1359          705.2            184         1890.2          110.2         4100.8         2428.2         5268.0
           1358          705.6            184         1780.0          110.2         4211.0         2286.6         5409.6
           1357          705.9            183         1670.4          109.6         4320.6         2145.8         5550.4
           1356          706.3            182         1561.4          109.0         4429.6         2005.8         5690.4
           1355          706.6            182         1452.4          109.0         4538.6         1865.8         5830.4
           1354          706.9            180         1344.6          107.8         4646.4         1727.3         5968.9
           1353          707.3            180         1236.8          107.8         4754.2         1588.8         6107.4
           1352          707.6            180         1129.0          107.8         4862.0         1450.3         6245.9
           1351          707.9            178         1022.4          106.6         4968.6         1313.3         6382.9
           1350          708.2            178          915.7          106.6         5075.3         1176.4         6519.8
           1349          708.5            177          809.7          106.0         5181.3         1040.2         6656.0
           1348          708.8            176          704.3          105.4         5286.7          904.8         6791.4
           1347          709.1            176          598.9          105.4         5392.1          769.4         6926.8
           1346          709.4            174          494.7          104.2         5496.3          635.5         7060.7
           1345          709.8            174          390.5          104.2         5600.5          501.6         7194.6
           1344          710.0            164          292.3           98.2         5698.7          375.5         7320.7
           1343          710.3            164          194.1           98.2         5796.9          249.3         7446.9
           1342          710.6            162           97.0           97.0         5894.0          124.6          7571.6
           1341          710.9            162            0.0           97.0         5991.0                        7696.2
- --------------------------------------------------------------------------------------------------------------------------
            -51           20.4          10003                        5991.0
- --------------------------------------------------------------------------------------------------------------------------

MW hrs per
Acre ft
       0.599  Generating
       0.769  Pumping



Conversions Factors
43,580 cu. ft = acre ft

CFS - flow = acre ft per hr
4000                330.6
4100                338.8
4200                347.1
4300                355.4
4400                363.6
4500                371.9
4600                380.2
4700                388.4
4800                396.7
4900                405.0
5000                413.2
5100                421.5
5200                429.8
5300                438.0
5400                446.3
5500                454.5
5600                462.8
5700                471.1
5800                479.3
5900                487.6
6000                495.9
6100                504.1
6200                512.4
6300                520.7
6400                528.9
6500                537.2

                                  EXHIBIT 13.2

                               NOTICES AND PAYMENT


ENRON POWER MARKETING, INC.:

NOTICES AND CORRESPONDENCE              PAYMENTS

Enron Power Marketing, Inc.             NationsBank of Texas-Dallas
P.O. Box 4428                           for Enron Power Marketing, Inc.
Houston, Texas 77210-4428               ABA Routing # 111000012
Attn: Power Contract                    Account # 375 04609321
 Settlement Manager                     Confirmation: Enron Power Marketing,Inc.
FAX # (713) 646-3421                    Credit and Collections
                                        (713) 853-5667

INVOICES

Enron Power Marketing, Inc.
1400 Smith Street
P.O. Box 4428
Houston, Texas 77210-4428


OGLETHORPE POWER CORPORATION:

NOTICES AND CORRESPONDENCE              PAYMENTS

2100 East Exchange Place                SunTrust Bank, Atlanta
P.O. Box 1349                           for Oglethorpe Power Corporation Master
Tucker, Georgia 30085-1349              Account
Attn:  Manager, System Control          ABA Routing #061-0001-04
FAX# (404) 270-7663                     Account # 8800599634
                                        Confirmation: Oglethorpe Power
                                                      Corporation
                                                      Samantha Cofield
                                                      (770) 270-7191